UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2009

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CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

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Nevada	333-145712	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 212-7620
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2009, the board of directors of China Armco Metals, Inc. (the “Company”) adopted the 2009 Stock Incentive Plan (the “Plan”). The board of directors also authorized 1,200,000 shares of the Company’s common stock to be reserved for issuance pursuant to the terms of the plan upon the grant of restricted stock awards, deferred stock grants, stock appreciation rights, stock awards and/or the exercise of options granted under the Plan.

The purpose of the Plan is to advance the interests of the Company’s company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of the Company’s company is largely dependent. Grants to be made under the Plan will be limited to the Company’s employees, including employees of the Company’s subsidiaries, the Company’s directors and consultants to the Company. The recipient of any grant under the Plan, and the amount and terms of a specific grant, will be determined by the board of directors.

Should any option granted or stock awarded under the Plan expire or become unexercisable for any reason without having been exercised in full or fail to vest, the shares subject to the portion of the option not so exercised or lapsed award will become available for subsequent stock or option grants.

On October 26, 200, the Company awarded 200,000 shares of its restricted common stock, par value $.001 per share, pursuant to the Plan to Kexuan Yao, the Company’s Chief Executive Officer and 6,250 shares of its restricted common stock to Mr. William Thomson in conjunction with his appointment to the Company's board of directors as discussed in Item 5.02 below.  The shares awarded to Mr. Yao pursuant to the Form of Restricted Stock Agreement attached to this Form 8-K vest 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012.

The full text of the Plan and Form of Restricted Stock Agreement is attached hereto as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective October 26, 2009, the Board of Directors of the Company approved the appointment of Mr. Tao Pang, Heping Ma and William Thomson as directors of the Company.  In addition, the Company established an Audit Committee, Compensation Committee and Nominating and Governance Committee and each of the directors was appointed to serve on these committees.   The charters for each of these committees are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K. The Board has determined that all members of the audit committee are independent directors under the applicable rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”) and each of them is able to read and understand fundamental financial statements. The Board has determined that William E. Thomson qualifies as an “audit committee financial expert” as defined in the Exchange Act and will act as the Chairman of the Audit Committee.  The biographical information regarding each of these individuals is listed below:

Mr. Tao Pang, 42, is the incumbent Branch Manager of Bank of China in the Lianyungang Economic and Technological Development Zone in Lianyungang City branch, Jiangsu Province of China. Mr. Pang has been working for Bank of China since July 1993, where he has been the Secretary to the Branch Manager in Liangyungang branch, Branch Office Manager, and President of Xinpu branch successively before he was promoted to the current position in January 2008. From September 1988 to July 1993, Mr. Pang taught at Jiangsu Province Haizhou Normal College. Mr. Pang has expertise in import and export trading settlements, business loans, personal loans, and stock exchange. Mr. Pang has been certified as Senior Financial Managerial Talent by Bank of China and a member of Outstanding Talent Bank and Reserve Talent Bank of Jiangsu Branch of Bank of China. Mr. Tao obtained a Masters Degree in Economic and Management in June 2004 and a Bachelors Degree in Chinese Language and Literature from Educational University of Jiangsu Province in June 1993.

Mr. Heping Ma, 55, is a co-founder and serves as Chairman of Henan Chaoyang Steel Co., Ltd since the company was founded in July 2003. From 2001 until 2003, Mr. Ma served as the Chairman of Henan Xintai Aluminum Industry Co., Ltd. From 1993 until 2003, Mr. Ma was the Chairman of Zhengzhou Great Wall Cables Plant.  Mr. Ma obtained an Associates Degree in Metallurgical Industry in July 1978 from the Metallurgical Industry School of Henan Province.

William Thomson, 68, has been the president of Thomson Associates, Inc., a leading merchant banking and crisis management company, since 1978.  Mr. Thomson’s currently sits on the Board of Directors of the following publicly-listed companies: China Automotive Systems, Inc., Score Media, Inc., Asia Bio-Chem Group Co. Ltd. and Maxus Technology Corporation. Mr. Thomson received his Bachelors’ Degree in Business Communication from Dalhousie University in 1961, and became a Chartered Accountant affiliated with Institute of Chartered Accountants in 1963.

In connection with their appointment to the Board of Directors, the Company has agreed to pay Messrs. Pang and Ma the sum of RMB 100,000 (approximately US $15,500) per year for the period beginning on January 1, 2010 through December 31, 2010 payable RMB 25,000 on March 31, 2010, RMB 25,000 on June 30, 2010, RMB 25,000 September 30, 2010 and RMB 25,000 December 31, 2010. The Company has agreed to pay Mr. Thomson the sum of $20,000 and 6,250 shares of the Company’s restricted common stock which will vest 25% on March 31, 2010, 25% on June 30, 2010, 25% on September 30, 2010 and 25% on December 31, 2010.  The restricted stock vests only if Mr. Thomson is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the board of directors were to declare dividends on the Company’s common stock. The grant of restricted stock is made in addition to Mr. Thomson’s annual cash retainer.  All expenses incurred on behalf of the Company by a director are eligible for full reimbursement.

Item 7.01. Regulation FD Disclosure.

On October 28, 2009, the Company issued a press release to announce the appointment of three independent members to its Board of Directors.  A copy of the press release is furnished as Exhibit 99.4 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
10.1	China Armco Metals, Inc. 2009 Stock Incentive Plan.
10.2	Form of China Armco Metals, Inc. Restricted Stock Agreement.
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominating and Governance Committee Charter.
99.4	China Armco Metals, Inc. Press Release dated October 28, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: October 28, 2009	By:	/s/Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board